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                                                                   EXHIBIT 23.02


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 8, 1996, relating to the financial statements of CFX, Inc., which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Madsen, Snapp, Mena, Rodriguez & Co., P.A. has not prepared or certified such "Selected Financial Data."



/s/ Madsen, Snapp, Mena, Rodriguez & Co., P.A

Madsen, Snapp, Mena, Rodriguez & Co., P.A
Plantation, Florida

November 18, 1997